UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026

GBT TECHNOLOGIES INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-54530	27-0603137
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

8557 N. West Knoll Dr., West Hollywood, CA 90069

(Address of principal executive offices) (Zip code)

Registrant’s telephone number including area code: 888-685-7336

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2026, Mansour Khatib resigned from the Board of Directors (the “Board”) of GBT Technologies, Inc. (the “Company”), effective as of such date. Mr. Khatib’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On February 6, 2026, immediately prior to Mr. Khatib’s resignation as the sole member of the Board, Patrick Bertagna, the Company’s Interim Chief Executive Officer, was appointed to serve as a director of the Company, effective upon his acceptance of such appointment, which acceptance occurred immediately prior to the filing of this Current Report on Form 8-K. Mr. Bertagna will serve until the Company’s 2026 Annual Meeting of Stockholders, or until his successor is duly elected and qualified, or until his earlier death, resignation, or removal.

There are no family relationships between Mr. Bertagna and any director or executive officer of the Company. Mr. Bertagna has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

The appointment of Mr. Bertagna to the Board was approved by the Board pursuant to a written consent.

Item 8.01 Other Events

On February 5, 2026, the Company entered into a Settlement Agreement (the “Settlement Agreement”) with a service provider. Pursuant to the Settlement Agreement, the Company settled $180,000 in accrued and unpaid legal fees owed to the service provided for services rendered from February 2023 through January 2026 by issuing a Convertible Promissory Note in the principal amount of $180,000 (the “Note”).

The Note matures on June 30, 2027 and bears interest at 8% per annum (increasing to 12% upon an event of default). The Note is convertible at any time, in whole or in part, at the holder’s option, into shares of the Company’s common stock, par value $0.00001 per share, at a conversion price equal to the lower of (i) $0.0001 per share or (ii) 50% of the average of the ten (10) lowest closing bid prices during the ten (10) consecutive trading days immediately preceding the conversion date, provided that the conversion price shall in no event be less than $0.00001 per share (the “Floor Price”). The Note contains customary anti-dilution adjustments for stock splits, dividends and similar events, but the Floor Price is not subject to adjustment. The Note includes a 4.99% beneficial ownership limitation (which may be increased to 9.99% upon 61 days’ prior notice by the holder) and may be prepaid only with the written consent of the holder. Upon issuance of the Note, all claims related to the settled legal fees were fully released by both parties, with no admission of liability.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GBT TECHNOLOGIES INC.

	By:	/s/ Patrick Bertagna
	Name:	Patrick Bertagna
	Title:	Interim Chief Executive Office & Director

Date: February 6, 2026